                                   [NEWCOURT LOGO]

                         CERTIFICATE OF SERVICING OFFICER


     The undersigned, not in his/her individual capacity but as an officer of Newcourt Financial USA Inc. (the "Servicer"), hereby certifies on behalf of the Servicer that the Monthly Report attached hereto is accurate and no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred. Capitalized terms used but not defined herein are defined in the Sale and Servicing Agreement, dated as of November 1, 1997, among the Servicer, Newcourt Receivables Corporation II, Newcourt Receivables Asset Trust 1997-1 and Manufacturers and Traders Trust Company, as Indenture Trustee.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 17th day of December, 1998.


                              NEWCOURT FINANCIAL USA INC., as Servicer

                              By:  /s/ Brian McLean
                                ------------------------------------
                              Name:  Brian McLean
                              Title: Director, Securitizations

NEWCOURT RECEIVABLES ASSET TRUST 1997-1


   Beginning of Period                              11/01/98
   End of Period                                    11/30/98
   Payment Date:                                    12/21/98
   Date of Report:                                  12/17/98

WATERFALL DISTRIBUTIONS


                                                   Collections
                                                     Account
-------------------------------------------------------------------------------
Cash Collections                                   16,730,248.08
Interest Earned on Collections Account                 63,119.66
Interest Earned on Reserve Account                     28,311.10
Recoveries on Defaulted Contracts                     805,301.36
Servicer Advances (net of collections to
reimburse prior Servicer Advances)                          0.00

-------------------------------------------------------------------------------


Available Amount                                   17,626,980.20

ALLOCATIONS

  (A)  Unreimbursed Servicer Advances                       0.00

  (B) Servicing Fee                                   165,919.85

  (C) A-1 Interest                                          0.00

  (D) A-2 Interest                                    103,837.92

  (E) A-3 Interest                                    544,868.30

  (F) A-4 Interest                                    862,921.79

  (G) B Interest                                       71,039.05

  (H) C Interest                                       58,499.77

  (I) D Interest                                      123,197.30

  (J) A-1 Principal Payment Amount                          0.00

  (K) A-2 Principal Payment Amount                 13,190,760.24

  (L) A-3 Principal Payment Amount                          0.00

  (M) A-4 Principal Payment Amount                          0.00

  (N) B Principal Payment Amount                            0.00

  (O) C Principal Payment Amount                    2,386,580.93

  (P) D Principal Payment Amount                      119,355.05

  (Q) Reserve Fund Deposit                                  0.00

  (R) Excess to Certificateholders                          0.00

NEWCOURT RECEIVABLES ASSETS TRUST 1997-1                               Page 2

SERVICING & INTEREST CALCULATIONS




SERVICING FEE DUE                                   A-4 INTEREST
(a) ADCB                           331,839,693.51  (a) A-4 Rate                               6.193%
(b) Servicing Fee Rate                     0.600%  (b) 30                                         30
(c) 30                                         30  (c) 360                                       360
(d) 360                                       360  (d) Beginning A-4 Balance          167,205,901.00
(e) Current Servicing Due              165,919.85  (e) Current Interest Due (a*d*b/c)     862,921.79

(f) Prior Month's Arrearage                  0.00  (f) Prior Month's Arrearage                  0.00
(g) Total Servicing Due                165,919.85  (g) Total Interest Due                 862,921.79


A-1 INTEREST                                        B INTEREST

(a) A-1 Rate                               5.815%   (a) B Rate                                6.320%
(b) Days in Period                             30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-1 Balance                    0.00   (d) Beginning B Balance            13,488,426.47
(e) Current Interest Due (a*d*b/c)           0.00   (e) Current Interest Due (a*d*b/c)     71,039.05

(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                       0.00   (g) Total Interest Due                 71,039.05

A-2 INTEREST                                        C INTEREST

(a) A-2 Rate                               6.040%   (a) C Rate                                6.560%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-2 Balance           20,630,049.79   (d) Beginning C Balance            10,701,178.00
(e) Current Interest Due (a*d*b/c)     103,837.92   (e) Current Interest Due (a*d*b/c)     58,499.77

(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 103,837.92   (g) Total Interest Due                 58,499.77


A-3 INTEREST                                        D INTEREST

(a) A-3 Rate                               6.110%   (a) D Rate                                9.210%
(b) 30                                         30   (b) 30                                        30
(c) 360                                       360   (c) 360                                      360
(d) Beginning A-3 Balance          107,011,777.00   (d) Beginning D Balance            16,051,766.00
(e) Current Interest Due (a*d*b/c)     544,868.30   (e) Current Interest Due (a*d*b/c)    123,197.30

(f) Prior Month's Arrearage                  0.00   (f) Prior Month's Arrearage                 0.00
(g) Total Interest Due                 544,868.30   (g) Total Interest Due                123,197.30

NEWCOURT RECEIVABLES ASSETS TRUST 1997-1                               Page 3

PRINCIPAL CALCULATIONS


CLASS A-1 PRINCIPAL AMOUNT
(a) Prior Month's Balance                            0.00
(b) Amount Due                                       0.00
(c) Amount Paid                                      0.00
(d) Current Month's Ending Balance                   0.00


CLASS A-2 PRINCIPAL AMOUNT                                 CLASS B PRINCIPAL AMOUNT

(a) Prior Month's Balance                   20,630,049.79  (a) Prior Month's Balance                   13,488,426.47

(b) Beginning Principal All Class A Notes  294,847,727.79  (b) Beginning Principal All Class B Notes   13,488,426.47
(c) Class A Percentage                          88.85246%  (c) Class B Percentage                           4.59016%
(d) ADCB                                   316,994,003.95  (d) ADCB                                   316,994,003.95
(e) Amount Due                              13,190,760.24  (e) Amount Due                                       0.00
(f) Amount Paid                             13,190,760.24  (f) Amount Paid                                      0.00

(g) Current Month's Ending Balance           7,439,289.55  (g) Current Month's Ending Balance          13,488,426.47


CLASS A-3 PRINCIPAL AMOUNT                                 CLASS C PRINCIPAL AMOUNT

(a) Prior Month's Balance                  107,011,777.00  (a) Prior Month's Balance                   10,701,178.00

(b) Beginning Principal All Class A Notes  294,847,727.79  (b) Beginning Principal All Class C Notes   10,701,178.00
(c) Class A Percentage                          88.85246%  (c) Class C Percentage                           2.62295%
(d) ADCB                                   316,994,003.95  (d) ADCB                                   316,994,003.95
(e) Amount Due                                       0.00  (e) Amount Due                               2,386,580.93
(f) Amount Paid                                      0.00  (f) Amount Paid                              2,386,580.93

(g) Current Month's Ending Balance         107,011,777.00  (g) Current Month's Ending Balance           8,314,597.07


CLASS A-4 PRINCIPAL AMOUNT                                 CLASS D PRINCIPAL AMOUNT

(a) Prior Month's Balance                  167,205,901.00  (a) Prior Month's Balance                   16,051,766.00

(b) Beginning Principal All Class A Notes  294,847,727.79  (b) Beginning Principal All Class D Notes   16,051,766.00
(c) Class A Percentage                          88.85246%  (c) Class D Percentage                           3.93443%
(d) ADCB                                   316,994,003.95  (d) ADCB                                   316,994,003.95
(e) Amount Due                                       0.00  (e) Amount Due                               3,579,871.17
(f) Amount Paid                                      0.00  (f) Amount Paid                                119,355.05

(g) Current Month's Ending Balance         167,205,901.00  (g) Current Month's Ending Balance          15,932,410.95

NEWCOURT RECEIVABLES ASSETS TRUST 1997-1                               Page 4

RESTRICTING EVENT CALCULATIONS


RESTRICTING EVENTS


a)                                   Over 60 Days
                                       Past Due                       ADCB
    Two Months Prior                 4,741,468.80               349,105,042.81
    Prior Month                      3,849,533.82               331,839,693.51
    Current Period                   5,204,290.61               316,994,003.95

                  Total             13,795,293.23

                  Delinquency Ratio                                       1.38%

                  Trigger Level                                           3.00%

                  RESTRICTING EVENT? (YES/NO)                              NO



b)                                   Defaulted
                                     Contracts         Recoveries         ADCB
     Five Months Prior              1,115,955.55       549,022.96   401,988,632.69
     Four Months Prior              1,292,610.94       690,985.77   380,115,023.33
     Three Months Prior               919,620.92       485,081.00   363,454,858.68
     Two Months Prior                 953,080.46       615,812.65   349,105,042.81
     Prior Month                    1,011,167.53       652,619.61   331,839,693.51
     Current Period                   806,778.07       805,301.36   316,994,003.95

               Total                6,099,213.47     3,798,823.35

               2 times Defaults-Recoveries / Average ADCB                  1.29%

               Trigger Level                                               3.00%

               RESTRICTING EVENT? (YES/NO)                                  NO



c)   A Notes Outstanding
          (A)  Reserve Fund Balance                               8,025,883.00
          (B)  Difference between ADCB and Class A Notes         35,337,036.40
          (C) (A+B)                                              43,362,919.40

              Target Subordination                               10,701,177.67

               RESTRICTING EVENT? (YES/NO)                                  NO

    A Notes Retired
          (A)  Reserve Fund Balance                               8,025,883.00
          (B)  Reserve Fund Amount                                8,025,883.00

               RESTRICTING EVENT? (YES/NO)                                  NO

d)             Has a Servicer Default or Event of
               Default occurred and is continuing?                          NO

               RESTRICTING EVENT? (YES/NO)                                  NO

NEWCOURT RECEIVABLES ASSET TRUST 1997-1                                Page 5

RESERVE FUND CALCULATIONS

RESERVE FUND


   Beginning Balance               8,025,883.00
   Required Balance                8,025,883.00
   Deposit/(Withdrawal)                    0.00
   Ending Balance                  8,025,883.00


NEWCOURT RECEIVABLES ASSET TRUST 1997-1                           Page 6

BOND PRINCIPAL FACTORS



A-1                      0.0000000%
A-2                      8.4264750%
A-3                    100.0000000%
A-4                    100.0000000%
B                       72.0263926%
C                       77.6979606%
D                       99.2564366%